                                                                   EXHIBIT 10.5


                  FOURTH AMENDMENT AND MODIFICATION AGREEMENT


         THIS FOURTH AMENDMENT AND MODIFICATION AGREEMENT (the "Agreement") is made effective as of the 15th day of May, 1996, by and between CELEBRITY, INC., a Texas corporation ("Borrower"), and NATIONSBANK OF TEXAS, N.A., a national banking association ("Lender").

                                    RECITALS

         The following forms the basis for, and is a part of, this Agreement:

         A. Lender and Borrower have entered into various documents relating to loans (the "Loans") made by Lender to Borrower as follows: (i) that certain Promissory Note in the original principal amount of $1,800,000.00, dated April 22, 1993, executed by Borrower, and made payable to the order of Tyler Bank & Trust, N.A., and endorsed over to Lender ("Note A"); (ii) that certain Promissory Note in the original principal amount of $2,290,409.98, dated March 21, 1994, executed by Borrower, and made payable to the order of Lender ("Note B"); (iii) that certain Promissory Note in the original principal amount of $1,800,000,00, dated March 21, 1994, executed by Borrower, and made payable to the order of Lender ("Note "C"); and (iv) that certain Promissory
Note in the original principal amount of $455,550.00, dated February 9, 1996, executed by Borrower, and made payable to the order of Lender ("Note "D") (Note A, Note B, Note C and Note D are collectively referred to as the "Notes," and the Notes, together with all other agreements, documents and instruments relating thereto or executed in connection therewith or evidencing, securing or relating to the obligations of Borrower to Lender are hereinafter referred to as the "Loan Documents").

         B. Borrower's obligations are further described and set forth in that certain Loan Agreement dated March 21, 1994, by and between Borrower and Lender, as amended by that certain Amendment to Loan Agreement dated December 21, 1994, that certain Second Amendment to Loan Agreement dated March 20, 1995, and that certain Third Amendment to Loan Agreement dated February 9, 1996 (collectively, the "Loan Agreement").

         C. Borrower is currently in default under Paragraph 9.b. of the Loan Agreement (the "Existing Default"), and as a result thereof, Lender is entitled to exercise any or all of its rights and remedies under the Loan Documents.

         D. Borrower has requested that Lender waive the Existing Default and the continuance of the Existing Default as it pertains to the fiscal quarter ending March 31, 1996, and Lender has agreed to do so, upon the terms and conditions set forth in this Agreement.
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         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   AGREEMENT

         1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings given to them in the Loan Agreement and the Loan Documents.

         2. Existing Default. Borrower hereby acknowledges, confirms and agrees the Existing Default has occurred, it presently constitutes an Event of Default and entitles Lender to exercise its rights and remedies under the Loan Documents.

         3. Waiver. In reliance upon the representations, warranties and covenants of Borrower contained in this Agreement and subject to the terms and conditions of this Agreement, Lender hereby agrees to waive the Existing Default arising from Borrower's failure to maintain a ratio of cash flow to fixed charge coverage of at least 1.30 to 1.0 for the fiscal quarter ending March 31, 1996, and from Borrower's violation and/or breach of Sections 6.17 and 6.16(c) of that certain Loan Agreement dated May 10, 1993, by and between Borrower and NCFC as of this date and for the fiscal quarter ending June 30, 1996 (the "Waiver").

         4. Outstanding Balance. Borrower and Lender agree and acknowledge that as of the date of this Agreement the outstanding principal balance of Note A is $1,334,590.01, of Note B is $2,042,282.23, of Note C is $1,545,160.00, and of Note D is $447,191.28.

         5. Modification of Interest Rate. The Stated Rate provided for in the Notes shall be amended such that interest shall be charged, commencing as of May 15, 1996, at the Prime Rate as provided for in the Notes, respectively, plus one percentage point (1%).

         6. Conditional Modification of Interest Rate. Notwithstanding anything to the contrary contained herein, if under Paragraph 9.b. of the Loan Agreement, Borrower maintains a ratio of cash flow to fixed charge coverage of at least 1.30 to 1.0 for the fiscal quarter ending June 30, 1997, and there shall be no other events or conditions existing which constitute an Event of Default under the Loan Documents and/or with the passage of time and the giving of notice would constitute Events of Default under the Loan Documents, then the Stated Rate as modified herein shall be modified such that interest shall be charged, at the Prime Rate, without any additional percentage points added to the Prime Rate, upon Lender's receipt of Borrower's audited financial statements





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for fiscal year ending June 30, 1997, and confirmation of such ratio.

         7. Minimum Fixed Charge Coverage Ratio. The first sentence of Paragraph 9.b. of the Loan Agreement is hereby amended to read as follows:

         In accordance with generally accepted accounting principles consistently applied, maintain a ratio of cash flow to fixed charge coverage as follows:


         Fiscal Quarter Ending                                      Ratio
         ---------------------                                      -----
         June 30, 1996                                              .90 to 1.0
         September 30, 1996                                         .90 to 1.0
         December 31, 1996                                          .90 to 1.0
         March 31, 1997                                             1.25 to 1.0
         June 30, 1997                                              1.30 to 1.0
         All subsequent quarters                                    1.30 to 1.0

         8. Affirmative Covenants. Paragraph 9. of the Loan Agreement is hereby amended by adding new subparagraphs j., k. and l. as follows:

         j. Static Minimum Fixed Charge Coverage Ratio. In accordance with generally accepted accounting principals consistently applied, maintain a ratio of cash flow to fixed charge coverage of at least 1.0 to 1.0 for the fiscal quarter ending June 30, 1996, and a ratio of cash flow to fixed charge coverage of at least 1.1 to 1.0 for each fiscal quarter thereafter. The said ratio shall be calculated and tested as of the end of each of Borrower's fiscal quarters solely for the fiscal quarter just ending, and it shall not be calculated and tested on a rolling basis as provided in subparagraph b. above. The numerator of such ratio shall be equal to the sum of Borrower's consolidated net income, plus depreciation and amortization, plus operating lease expense and interest expense. The denominator of such ratio shall be equal to the sum of the scheduled maturities of Borrower's long-term debt plus the current maturities of Borrower's capital lease obligations, plus dividends and redemptions, plus the aggregate of Borrower's operating lease expense and interest expense.

         k. Notice of Modifications. Promptly advise Lender in writing of any changes, modifications or amendments to any agreements, documents or instruments evidencing, securing or relating to the obligations





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                 of Borrower to any other financial institutions, including, but not limited to, NCFC, and furnish to Lender executed copies of any and all agreements, documents or instruments entered into or executed in connection with changing, modifying or amending any other agreements, documents or instruments which evidence, secure or relate to the obligations of Borrower to any other financial institutions, including, but no limited to, NCFC, within five (5) business days after executing same.

         l. Borrowing Base Report and Compliance Certificate. Furnish to Lender on a monthly basis a copy of the Borrowing Base Report and on a quarterly basis a copy of the Compliance Certificate that Borrower provides to NCFC, and to furnish same to Lender at the same time Borrower provides them to NCFC.

         9. Negative Covenant. Paragraph 10.d. of the Loan Agreement is hereby amended to read as follows:

         Borrower will not violate, or fail to comply with, any covenants or agreements regarding other debt which will or would with the passage of time and/or the giving of notice cause maturity of any other debt of Borrower to be accelerated, including, but not limited to, any covenants or agreements of Borrower to or with National Canada Finance Corp. ("NCFC") in connection with various agreements, documents or instruments evidencing, securing or relating to the obligations of Borrower to NCFC.

         10. Events of Default. Paragraph 11. of the Loan Agreement is hereby amended by adding a new subparagraph g. as follows:

         g. NCFC Loan Default. Borrower shall be in default under any agreement, document or instrument evidencing, securing or relating to the obligations of Borrower to NCFC, regardless of whether NCFC waives or agrees to waive such default or defaults.

         11. Conditions to Effectiveness of Waiver in this Agreement. The effectiveness of this Agreement and the Waiver are subject to the satisfaction of each of the following conditions precedent on or before 5:00 p.m. Dallas time, on May 15, 1996, unless specifically waived in writing by Lender:

                 a. Lender shall have received this Agreement, duly executed by Borrower, and such additional documents, instruments and information as Lender may reasonably request;

                 b. All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all





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         documents, instruments and other legal matters incident thereto shall be satisfactory to Lender;

                 c. Lender shall have received an executed copy of any and all agreements, documents or instruments executed by and between Borrower and National Canada Finance Corp. ("NCFC") in connection with the waiver by NCFC of Borrower's default under certain agreements, documents and instruments executed by and between Borrower and NCFC, evidencing, securing or relating to the obligations of Borrower to NCFC; and

                 d. Payment of Lender's expenses in connection with the preparation and negotiation of this Agreement.

         12. No Waiver of Cure. Nothing contained herein shall be construed as a waiver by Lender of any covenant or provision of any of the Loan Documents or of this Agreement, except as otherwise specifically provided for herein, and Lender's failure at any time or times hereafter to require strict performance by Borrower of any provision hereof or thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance herewith or therewith. Lender hereby reserves all rights granted under the Loan Documents and this Agreement.

         13. Warranties and Representations. As a material inducement to Lender to execute and deliver this Agreement, Borrower represents and warrants to Lender that (a) except as noted herein, Borrower is in compliance with all of the terms and conditions of the Notes, the Loan Agreement and the other Loan Documents, including, without limitation, the payment of all amounts due and payable under such instruments; (b) Borrower has full power and authority to make the agreements contained in this Agreement without the joinder or consent of any other party, and the execution and delivery of this Agreement have been duly authorized or approved by Borrower and constitutes the valid and binding obligation of Borrower, enforceable in accordance with their terms; (c) there have been no material changes or conditions affecting any warranties, representations, materials or information delivered to Lender by, or on behalf of, Borrower prior to the date hereof; (d) Borrower is solvent and is not bankrupt and is subject to no claims, suits, garnishments, bankruptcies or court actions which would render Borrower insolvent; (e) there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent operating statement delivered to Lender; and (f) Borrower has no defenses or counterclaims to the terms or provisions of, and the obligations created by, the Loan Documents, or to the payment of the Notes, and has no right of offset or claim against Lender. Should any of the foregoing representations or warranties prove to have been false when made or should a default occur and continue beyond any applicable grace or cure period, under the Notes as modified hereby, or under any of the Security





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Documents, this Agreement, at Lender's election, shall immediately terminate.

         14. Costs and Expenses. Borrower shall pay, on demand, all costs and expenses, including, without limitation, attorneys' fees incurred in the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

         15. No Other Modifications. This Agreement is only a modification of the Notes, the Loan Agreement and, to the extent necessary, the other Loan Documents and is not a novation of the same. Except as modified by the terms of this Agreement, the Notes and the Loan Agreement shall continue in full force and effect in accordance with their terms. Nothing contained in this Agreement shall (a) alter or limit the provisions of the Notes regarding late charges or the rate of interest which shall accrue on amounts past due under the Notes,
(b) impair, waive or limit Lender's rights or remedies, at law or in equity, under the Notes or the Loan Documents, in the event of any default under the Notes or the Loan Documents, or (c) release Borrower from its liability to keep and perform all of the terms and conditions, obligations and agreements contained in the Notes and the Loan Documents. Borrower hereby reaffirms the Notes, as further modified hereby, and all other indebtedness secured by the Loan Documents and agrees to perform its obligations thereunder as they become due.

         16. Survival of Representations and Warranties. All representations and warranties made in the Loan Documents or this Agreement shall survive the execution and delivery of this Agreement, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

         17. Borrower Acknowledgments. Borrower hereby acknowledges and agrees that (a) Lender is not in default in the performance of its obligations under the Loan Documents; (b) Borrower has no claims, counterclaims, offsets, credits or defenses to the Loan Documents in the performance of its obligations thereunder, or if Borrower has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the indebtedness evidenced by the Notes and any other indebtedness or obligations owed by Borrower to Lender, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Agreement; (c) all of the provisions of the Loan Documents, except as modified hereby, are in full force and effect; (d) the liens created and evidenced by the Loan Documents are valid and existing liens of the recited dignity and priority; and (e) no other granting of a lien or security interest or assignment has been or will be executed affecting any of the property described in the Loan Documents in which Lender has a





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lien, without Lender's prior written consent except as permitted in the Loan
Documents.

         18. Effective Waiver. No consent or waiver, express or implied, by Lender to or any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         19. Final Agreement. THIS AGREEMENT REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED, THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THE LOAN DOCUMENTS OR THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

         20.     Miscellaneous.

                 a. No Joint Venture, This Agreement shall not be construed, and is not intended, to create a partnership or joint venture between Borrower and Lender or to render either party liable for the obligations of the other.

                 b. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money under the Notes or otherwise exceed the maximum amount permissible under applicable law. If fulfillment of any provision of the Notes or of any Security Document, at the time performance of such provision shall be due, would involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced automatically to the limit of such validity. If Lender shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing under the Notes in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal of the Notes, such excess shall be refunded to Borrower.
         All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent





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
         permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such indebtedness so that the amount of interest on such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Borrower and Lender.

                 c. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by this Agreement.

                 d. Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                 e. Headings. The headings used in this Agreement have been included only in order to make it easier to locate the subject covered by each provision and are not to be used in construing this Agreement.

                 f. Attorneys' Fees and Legal Expenses. Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceeding.

                 g. Counterparts and Facsimiles. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original. Also, this Agreement may be executed by facsimile signatures and a facsimile signature shall for all purposes be deemed to be an original.

                 h. Modification. This Agreement may not be modified or amended except by a written instrument signed by the parties hereto and referring specifically to this Agreement.

                 i. Other Instruments. Each party shall, upon the request of the other party, execute, acknowledge and deliver any and all instruments reasonably necessary or appropriate to carry into effect the intention of the parties as expressed in this Agreement.





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                 j.       Rule of Construction.  The parties acknowledge that
         each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the 15th day of May, 1996. This Agreement shall be void if each of the conditions stated in Paragraph 9. hereof has not been satisfied (or waived by Lender in writing) prior to 5:00 p.m. Dallas, Texas time on May 15, 1996.


         BORROWER:                CELEBRITY, INC.


                                  By:/s/ JAMES R. THOMPSON
                                     ---------------------------------------
                                     James R. Thompson,
                                     Vice President - Finance

         LENDER:                  NATIONSBANK TEXAS, N.A.


                                  By:/s/ PAM CUNNINGHAM
                                     ---------------------------------------
                                     Pam Cunningham,
                                     Vice President


         The undersigned hereby join in the foregoing Modification Agreement to evidence their consent and agreement to the terms and provisions of same, and the undersigned covenant and agree to be bound by all of the terms and provisions of the foregoing Modification Agreement applicable to Guarantor.


                                  THE CLUETT CORPORATION


                                  By:/s/ JAMES R. THOMPSON
                                     -----------------------------------------
                                     James R. Thompson,
                                     Vice President-Finance

                                   MAGICSILK, INC.


                                  By:/s/ JAMES R. THOMPSON
                                     -----------------------------------------
                                     James R. Thompson,
                                     Vice President


                                  STAR WHOLESALE FLORIST, INC.


                                  By:/s/ JAMES R. THOMPSON
                                     -----------------------------------------
                                     James R. Thompson,
                                     Vice President

                                  INDIA EXOTICS, INC.


                                  By:/s/ JAMES R. THOMPSON
                                     -----------------------------------------
                                     James R. Thompson,
                                     Vice President





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